Exhibit 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS
Second Quarter 2006 Revenues Increased 27.3% vs. Second Quarter 2005
(Boca Raton, FL — August 9, 2006) — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the second quarter and six months ended June 30, 2006.
SECOND QUARTER FINANCIAL RESULTS
Hollywood Media’s net revenues for the three months ended June 30, 2006 increased 27.3 percent to $33.0 million compared to $25.9 million for the second quarter of 2005.
The net loss for the second quarter of 2006 was $1.0 million, or $(0.03) per basic and fully diluted share, based on 32.6 million weighted average shares outstanding during the period, and represented a 48.2 percent improvement in net loss compared to the second quarter 2005 net loss of approximately $2.0 million, or $(0.06) per basic and fully diluted share, based on 31.2 million weighted average shares outstanding during the second quarter of 2005.
EBITDA* (Earnings before interest, taxes, depreciation and amortization) for the second quarter of 2006 was $267,000 compared to a negative $1.2 million in EBITDA for the second quarter of 2005. Interest expense for the second quarter was $559,942, an increase of $510,243 over the second quarter of 2005, due primarily to the Company’s senior notes issued in November 2005; and depreciation and amortization was $712,023 for the second quarter of 2006 compared to $757,342 for the year-ago period. EBITDA for the second quarter of 2006 included the following items: a one-time gain of $584,000 due to a change in the fair value of a derivative liability associated with certain warrants; and non-cash charges that included $415,713 in stock-based compensation expense and 401(k) employer stock match.
Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, stated “Continued growth in our Broadway Ticketing segment and meaningful increases in our Internet Advertising Sales and Data Business segments contributed to solid revenue increases. Our three largest segments as measured by revenue delivered improvements in revenue while our net loss narrowed in the second quarter 2006, demonstrating improved operating leverage and progress in our cost control efforts.”
For the first six months of 2006, net revenues were $57.0 million, an increase of 23.4 percent compared to revenues of $46.2 million for the first six months of 2005. The net loss for first six months of 2006 was $3.7 million, or $(0.12) per basic and fully diluted share, based on 32.5 million weighted average shares outstanding during the period, and represented a 24.8 percent improvement in net loss compared to the $5.0 million, or $0.16 per basic and fully diluted share, based on 30.9 million weighted average shares outstanding during the first six months of 2005. EBITDA for the first six months of 2006 was negative $1.1 million compared to negative $3.5 million for the same period in 2005, an improvement of 70.1%.

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS
Hollywood Media completed the second quarter of 2006 with $2.9 million in cash and cash equivalents and $4.4 million of net accounts receivable, compared to cash and cash equivalents of $4.9 million and net accounts receivable of $4.4 million at March 31, 2006. Cash usage during the second quarter of 2006 included $1.4 million to purchase Broadway ticketing inventory held for sale during 2006, and $526,294 to pay the cash portion of the purchase price for our acquisition of Screenline, a Germany based addition to our Data Business.
SELECT SEGMENT HIGHLIGHTS
The following table provides revenue, EBITDA* and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Internet Ad Sales. See the notes in this press release below and in the financial tables attached to this press release which provide important information about the EBITDA results presented. As indicated in the attached tables, the segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses. The table below should be reviewed in conjunction with the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements.
Three Months Ended June 30 (“Q2”)
Net Revenue

	Q2 2006	Q2 2005	% Change
Broadway Ticketing	$26,990,600	$21,653,040	24.7%
Data Business	$3,032,155	$2,692,202	12.6%
Internet Ad Sales (a)	$2,756,022	$1,062,221	159.5%
Net Income (Loss)

	Q2 2006	Q2 2005	% Change
Broadway Ticketing (b)	$861,130	$1,033,875	-16.7%
Data Business (c)	$668,301	$509,219	31.2%
Internet Ad Sales (a)	$(16,713)	$(501,432)	96.7%
EBITDA

	Q2 2006	Q2 2005	% Change
Broadway Ticketing (b)	$927,352	$1,101,017	-15.8%
Data Business (c)	$926,389	$936,319	-1.1%
Internet Ad Sales (a)	$276,023	$(382,378)	172.2%

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS
Six Months Ended June 30 (“Y2”)
Net Revenue

	Y2 2006	Y2 2005	% Change
Broadway Ticketing	$45,436,255	$38,358,077	18.5%
Data Business	$5,970,156	$5,120,533	16.6%
Internet Ad Sales (a)	$5,036,895	$1,850,797	172.1%
Net Income (Loss)

	Y2 2006	Y2 2005	% Change
Broadway Ticketing (b)	$1,706,375	$1,394,627	22.4%
Data Business (c)	$1,558,415	$998,484	56.1%
Internet Ad Sales (a)	$(459,239)	$(1,123,216)	59.1%
EBITDA

	Y2 2006	Y2 2005	% Change
Broadway Ticketing (b)	$1,830,521	$1,513,055	21.0%
Data Business (c)	$2,081,039	$1,613,020	29.0%
Internet Ad Sales (a)	$132,827	$(820,519)	116.2%

(a)	The financial results of CinemasOnline acquired in November 2005 are included in the Internet Ad Sales segment.

(b)	The Broadway Ticketing results include expenses associated with London based Theatre.com which launched in February 2006, which expenses were $228,780 and $403,944 for the three months and six months ended June 30, 2006, respectively.

(c)	The Data Business results include accrued compensation expense of $202,905 for each of the three months and six months ended June 30, 2006 relating to potential future performance-based bonuses under employment agreements for certain senior data business managers, which agreements were not in place during the corresponding 2005 periods.
Broadway Ticketing
Broadway Ticketing revenue during the second quarter of 2006 was $27.0 million, an increase of 24.7 percent from the $21.7 million in revenue for the second quarter of 2005. For the first half of 2006, Broadway Ticketing revenue was $45.4 million, up 18.5 percent compared to $38.4 million in revenue for the first half of 2005.
The Broadway Ticketing segment’s net income for the second quarter of 2006 was $861,130, a decrease of $172,745 or 16.7 percent compared to $1,033,875 in the second quarter last year. This decrease was attributable to $228,780 in second quarter expenses associated with the Company’s recently launched London West End ticketing business, Theatre.com, which began ticketing operations in February of 2006. For the first six months of 2006, the Broadway Ticketing segment’s net income was $1.7 million compared to $1.4 million for the first half of 2005, an increase of 22.4 percent.

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS
Mr. Rubenstein added, “We believe we are prudently managing the expenses associated with the startup of Theatre.com to optimize long-term returns, which business is positioned well for growth in the future.”
Deferred revenue relating to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, was $18.0 million as of June 30, 2006, up 40.4 percent compared to the $12.8 million in deferred revenue as of June 30, 2005.
Data Business
The Data Business segment contributed revenue of $3.0 million during the second quarter of 2006, an increase of 12.6 percent compared to the $2.7 million in Data Business revenue during the second quarter of 2005. For the first six months of 2006, Data Business revenue increased 16.6 percent to $6.0 million from $5.1 million for the first six months of 2005. Net income for the Data Business segment increased by 31.2 percent to $668,301 in the second quarter of 2006 compared to $509,219 in the corresponding period of 2005, and increased 56.1 percent to $1,558,415 for the first six months of 2006 from $998,484 for the same period in 2005. The increase in Data Business revenue is attributable primarily to organic growth in both the Source and Baseline business units which includes more revenue from existing customers as well as the addition of new customers.
Internet Advertising Sales
Revenues in the Internet Advertising Sales Division for the second quarter of 2006 were $2.8 million, an increase of 159.5 percent compared to the $1.1 million in revenues for the second quarter of 2005. For the first six months of 2006, revenues for the Internet Advertising Sales segment were $5.0 million, an increase of 172.1 percent compared to revenues of $1.9 million for the first six months of 2005. These increases are primarily attributable to the acquisition of CinemasOnline in November 2005 as well as growth of ad sales generated by Hollywood.com and Broadway.com. As a recent measure of internet traffic, for June 2006, ComScore MediaMetrix reported that Hollywood.com had 11,795,000 global unique users compared to 4,027,000 for June 2005.
“The new Hollywood.com, which went live in October 2005, has driven increases in unique users, creating a larger inventory of advertising impressions which is one of the factors driving these revenue increases, as well as the performance of our U.K. based CinemasOnline unit,” Mr. Rubenstein added.
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s 2006 second quarter financial results on Wednesday, August 9, 2006 at 4:45 p.m. Eastern Time. To access the teleconference, please dial 888-332-7167 if calling within the United States or 973-935-2971 if calling internationally approximately five minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, located at http://www.hollywood.com/about_us. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 16, 2006 that can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 7706389. A replay of the teleconference will also be archived for a longer period on the investor relations portion of Hollywood Media’s website.

HOLLYWOOD MEDIA CORP. ANNOUNCES 2006 SECOND QUARTER FINANCIAL RESULTS
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its major strategic partners and unique content, Hollywood Media has launched a network of media businesses. Hollywood Media’s Data Business includes CinemaSource, EventSource, ExhibitorAds, CinemasOnline, and Baseline/StudioSystems. Hollywood Media’s Broadway Ticketing business includes Broadway.com, 1-800-Broadway, Theatre Direct International, and Theatre.com. These services supply media outlets with specific information on entertainment events, such as movies, live theater and concerts, and sell tickets for live theater. Hollywood Media’s businesses also include Hollywood.com, an intellectual property division, and a minority interest in MovieTickets.com. In addition, Hollywood Media owns the cable television network, Hollywood.com Television.
* EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company’s performance. The Company compensates for these limitations by relying primarily on the Company’s GAAP results and using EBITDA only supplementally. The Company has provided a reconciliation of net income to EBITDA in the attached tables.
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2005.
     Attached are the following financial tables:

CONSOLIDATED BALANCE SHEETS CONSOLIDATED STATEMENTS OF OPERATIONS SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Matthew Hayden
Hayden Communications, Inc.
matt@haydenir.com
858-704-5065

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,923,646	$7,058,017
Receivables, net	4,440,218	4,233,067
Inventories held for sale	4,580,967	1,731,293
Deferred ticket costs	13,515,552	11,803,999
Prepaid expenses	2,486,223	2,321,091
Other receivables	2,359,406	2,204,225
Other current assets	55,069	53,772
Restricted cash	90,000	—

Total current assets	30,451,081	29,405,464

ACQUISITION ESCROW	107,314	107,314
PROPERTY AND EQUIPMENT, net	2,507,266	2,438,608
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	273,144	546,907
INTANGIBLE ASSETS, net	2,669,192	2,419,722
GOODWILL	48,243,509	47,927,001
OTHER ASSETS	264,277	457,934

TOTAL ASSETS	$84,515,783	$83,302,950

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	5,402,109	$3,893,184
Accrued expenses and other	5,959,784	6,200,567
Deferred revenue	22,251,091	20,619,256
Customer deposits	1,738,853	1,594,780
Current portion of capital lease obligations	71,053	86,418
Convertible debenture, net	—	940,927
Senior unsecured notes	5,741,596	—

Total current liabilities	41,164,486	33,335,132

DEFERRED REVENUE	76,292	110,417
CAPITAL LEASE OBLIGATIONS, less current portion	47,509	77,494
MINORITY INTEREST	36,694	88,138
OTHER DEFERRED LIABILITY	97,199	112,422
SENIOR UNSECURED NOTES	—	5,402,255
DERIVATIVE LIABILITY	1,720,000	1,778,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,291,274 and 32,703,457 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	332,913	327,035
Additional paid-in capital	310,149,765	309,228,214
Deferred Compensation	—	(1,787,500)
Accumulated deficit	(269,109,075)	(265,368,657)

Total shareholders’ equity	41,373,603	42,399,092

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$84,515,783	$83,302,950

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2006	2005	2006	2005
		(restated)		(restated)
NET REVENUES
Ticketing	$26,990,600	$21,653,040	$45,436,255	$38,358,077
Data	3,032,155	2,692,202	5,970,156	5,120,533
Other	2,988,381	1,577,141	5,560,063	2,694,778

	33,011,136	25,922,383	56,966,474	46,173,388

OPERATING EXPENSES:
Cost of revenues — ticketing	23,177,800	18,755,190	37,924,753	33,018,470
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	1,976,020	1,364,564	3,947,197	2,709,519
Selling, general and administrative	3,544,757	2,902,539	7,753,206	6,163,305
Payroll and benefits	4,653,481	4,529,235	8,791,070	8,288,855
Depreciation and amortization	712,023	757,342	1,445,929	1,327,449

Total operating expenses	34,064,081	28,308,870	59,862,155	51,507,598

Operating loss	(1,052,945)	(2,386,487)	(2,895,681)	(5,334,210)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	(3,473)	534,452	(1,768)	529,420

OTHER INCOME (EXPENSE):

Interest, net	(559,942)	(49,699)	(1,184,552)	(94,460)
Other, net	559,748	16,963	311,327	43,295

Loss before minority interest	(1,056,612)	(1,884,771)	(3,770,674)	(4,855,955)

MINORITY INTEREST IN LOSSES OF SUBSIDIARIES	18,366	(121,492)	30,256	(121,289)

Net loss	$(1,038,246)	$(2,006,263)	$(3,740,418)	$(4,977,244)

Basic and diluted loss per common share	$(0.03)	$(0.06)	$(0.12)	$(0.16)

Weighted average common and common equivalent shares outstanding — basic and diluted	32,634,848	31,218,660	32,480,256	30,938,824

Hollywood Media Corp.

Segment Summary Financial Data and EBITDA Reconciliation

For the Three Months Ended June 30, 2006
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing(1)	Business(2)	Ad Sales	Properties	Cable TV	Other(4)	Total
Net Revenues	$26,990,600	$3,032,155	$2,756,022	$203,359	$29,000	$—	$33,011,136

Operating Income (Loss)	895,976	668,620	(29,275)	(28,237)	(161,897)	(2,398,132)	(1,052,945)

Net Income (Loss)	861,130	668,301	(16,713)	(10,839)	(160,972)	(2,379,153)	(1,038,246)

Add back (Income) Expense:

Interest, net	(1,124)	319	(2,159)	(2,505)	—	565,411	559,942
Taxes	—	(71)	33,314	—	—	—	33,243
Depreciation and Amortization	67,346	257,840	261,581	—	3,432	121,824	712,023

EBITDA Income (Loss)	$927,352	$926,389	$276,023	$(13,344)	$(157,540)	$(1,691,918)	$266,962

For the Three Months Ended June 30, 2005
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other(4)	Total
Net Revenues	$21,653,040	$2,692,202	$1,062,221	$514,920	$—	$—	$25,922,383

Operating Income (Loss)	1,015,321	504,482	(500,055)	237,761	(197,471)	(3,446,525)	(2,386,487)

Net Income (Loss)	1,033,875	509,219	(501,432)	651,960	(197,701)	(3,502,184)	(2,006,263)

Add back (Income) Expense:
Interest	(8,828)	2,408	1,377	(1,239)	230	55,751	49,699
Taxes	—	—	(25)	—	—	1,600	1,575
Depreciation and Amortization	75,970	424,692	117,702	585	53,456	84,937	757,342

EBITDA Income (Loss)	$1,101,017	$936,319	$(382,378)	$651,306	$(144,015)	$(3,359,896)	$(1,197,647)

(1)	The Broadway Ticketing results include expenses associated with London-based Theatre.com which launched in February 2006, which expenses were $228,780 for the second quarter of 2006.

(2)	The Data Business results include accrued compensation expense of $202,905 for the second quarter of 2006 relating to potential future performance-based bonuses under employment agreements for certain senior data business managers, which agreements were not in place during 2005.

Hollywood Media Corp.

Segment Summary Financial Data and EBITDA Reconciliation

For the Six Months Ended June 30, 2006
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing(3)	Business	Ad Sales	Properties	Cable TV	Other(4)	Total
Net Revenues	$45,436,255	$5,970,156	$5,036,895	$489,168	$34,000	$—	$56,966,474

Operating Income (Loss)	1,731,835	1,559,173	(464,514)	(3,749)	(315,959)	(5,402,467)	(2,895,681)

Net Income (Loss)	1,706,375	1,558,415	(459,239)	29,533	(315,034)	(6,260,468)	(3,740,418)

Add back (Income) Expense:

Interest, net	(12,066)	758	(2,159)	(4,794)	—	1,202,813	1,184,552
Taxes	—	179	49,811	—	—	—	49,990
Depreciation and Amortization	136,212	521,687	544,414	—	6,841	236,775	1,445,929

EBITDA Income (Loss)	$1,830,521	$2,081,039	$132,827	$24,739	$(308,193)	$(4,820,880)	$(1,059,947)

(3)	The Broadway Ticketing results include expenses associated with London-based Theatre.com which launched in February 2006, which expenses were $403,944 for the six months ended June 30, 2006.

For the Six Months Ended June 30, 2005
(unaudited)

	Broadway	Data	Internet	Intellectual
	Ticketing	Business	Ad Sales	Properties	Cable TV	Other (4)	Total
Net Revenues	$38,358,077	$5,120,533	$1,850,797	$843,981	$—	$—	$46,173,388

Operating Income (Loss)	1,353,425	984,834	(1,120,692)	300,986	(379,084)	(6,473,679)	(5,334,210)

Net Income (Loss)	1,394,627	998,484	(1,123,216)	711,035	(371,685)	(6,586,489)	(4,977,244)

Add back (Income) Expense:

Interest	(24,960)	4,752	2,524	(1,918)	686	113,376	94,460
Taxes	—	109	5,446	—	—	1,600	7,155
Depreciation and Amortization	143,388	609,675	294,727	1,170	108,997	169,492	1,327,449

EBITDA Income (Loss)	$1,513,055	$1,613,020	$(820,519)	$710,287	$(262,002)	$(6,302,021)	$(3,548,180)

(4)	The Other segment is comprised of corporate-wide expenses such as audit fees, proxy costs, insurance, accounting, centralized information technology, and includes consulting fees and other costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media to assess and report on internal control over financial reporting, and related development of controls.